Exhibit 99.2
W. P. Carey Inc.

Supplemental Information
First Quarter 2015

W. P. Carey Inc. unaudited supplemental financial and operating information.

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “the Company,” “we,” “us,” and “our” include W. P. Carey Inc., its consolidated subsidiaries, and its predecessors, unless otherwise indicated. The “CPA®:16 Merger” means our merger with Corporate Property Associates 16 – Global Incorporated, or CPA®:16 – Global, which was completed on January 31, 2014. “CPA® REITs” means CPA®:16 – Global (through the date of the CPA®:16 Merger), Corporate Property Associates 17 – Global Incorporated, or CPA®:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA®:18 – Global. “Managed REITs” means the CPA® REITs, Carey Watermark Investors Incorporated, or CWI, and Carey Watermark Investors Incorporated 2, or CWI 2. “Managed Programs” means the Managed REITs and Carey Credit Income Fund, or CCIF. "U.S." means United States.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation, and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, or NAREIT.

W. P. Carey Inc.
Supplemental Information – First Quarter 2015

W. P. Carey Inc.
Overview – First Quarter 2015

Summary Metrics
As of or for the three months ended March 31, 2015.

Financial Results
Real estate revenues, excluding reimbursable tenant costs – consolidated ($'000)				$170,486
Revenues from the Managed REITs, excluding reimbursable costs – consolidated ($'000)				34,356
Net income attributable to W. P. Carey ($'000)				36,116
Net income attributable to W. P. Carey per diluted share				0.34
Normalized pro rata cash NOI ($'000) (a) (e)				169,068
Adjusted EBITDA ($'000) (b)				182,938
AFFO ($'000) (c)				129,970
AFFO per diluted share (c)				1.22

Distributions declared per share – first quarter				0.9525
Distributions declared per share – first quarter annualized				3.81
Dividend yield (annualized, based on quarter end share price)				5.6%
Dividend payout ratio – first quarter (d)				78.1%

Balance Sheet and Capitalization
Shares outstanding				104,337,423
Stock price – at quarter end				$68.00
Equity market capitalization ($'000)				7,094,945

Total pro rata debt outstanding ($'000) (e)				4,280,760
Consolidated cash and cash equivalents ($'000)				207,391
Pro rata net debt ($'000) (f)				4,073,369

Enterprise value ($'000) (g)				11,168,314

Total consolidated debt ($'000)				4,336,224
Gross assets ($'000) (h)				9,017,483
Liquidity ($'000) (i)				1,520,162

Pro rata net debt to enterprise value (e)				36.5%
Pro rata net debt to adjusted EBITDA (annualized) (b)				5.6x
Total consolidated debt to gross assets				48.1%

Weighted-average interest rate (e)				4.3%
Weighted-average debt maturity (years) (e)				5.7

Standard & Poor's Rating Services - issuer rating (September 2014)				BBB (stable)
Moody's Investors Service - corporate rating (August 2014)				Baa2 (stable)

Owned Real Estate Portfolio (Pro Rata)
Number of net-leased properties				852
Number of operating properties				4
Number of tenants – net-leased properties				219
ABR from Investment Grade tenants as a % of total ABR (net-leased properties) (j)				25.2%

Net-leased properties – square feet (millions)				89.2
Operating properties – square feet (millions) (k)				0.3
Total square feet (millions)				89.5

Occupancy – net-leased properties (l)				98.4%
Weighted-average remaining lease term (years)				9.2

Acquisitions – first quarter ($'000)				$394,234
Dispositions – first quarter ($'000)				13,765

Managed REITs	CPA® REITs	CWI	CWI 2	Total
AUM ($'000) (m)	$7,194,137	$2,350,107	$500	$9,544,244
Acquisitions – first quarter ($'000)	338,551	227,298	—	565,849
Dispositions – first quarter ($'000)	—	—	—	—

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – First Quarter 2015

________

(a)
Normalized pro rata cash NOI is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how normalized pro rata cash NOI is calculated.

(b)	Adjusted EBITDA is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for a reconciliation of net income to adjusted EBITDA.

(c)	AFFO is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for a reconciliation of net income to AFFO.

(d)	Represents distributions declared per share divided by annualized diluted AFFO per share.

(e)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(g)
Represents equity market capitalization plus total pro rata debt outstanding, less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(h)	Gross assets represent consolidated total assets before accumulated depreciation.

(i)	Represents availability on our Senior Unsecured Credit Facility revolver plus cash and cash equivalents.

(j)
Investment Grade tenants are defined as those having a BBB- rating or higher by Standard & Poor’s Rating Services or Baa3 rating or higher by Moody’s Investors Service. Percentage of portfolio is calculated based on contractual minimum annualized base rent, or ABR, as of March 31, 2015.

(k)	Comprised of our two self-storage properties and two hotel properties.

(l)	Occupancy for our two self-storage properties was 92.8% as of March 31, 2015. Occupancy for our two hotels was 76.6% for the three months ended March 31, 2015.

(m)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – First Quarter 2015

Components of Net Asset Value
In thousands, except shares, per share amounts, and percentages.

Real Estate	Three Months Ended Mar. 31, 2015	Annualized
Owned Real Estate:	A	A x 4
Normalized pro rata cash NOI (a)	$169,068	$676,272

Operating Partnership Interests in Real Estate Cash Flow of Managed REITs: (b)
CPA®:17 – Global (10% of Available Cash)	6,064	24,256
CPA®:18 – Global (10% of Available Cash)	894	3,576
CWI (8% of Available Cash)	1,478	5,912
	8,436	33,744
Investment Management
Investment Management Revenues
Structuring revenue	21,720	86,880
Asset management revenue	11,159	44,636
	32,879	131,516

Balance Sheet - Selected Information (Consolidated Unless Otherwise Stated)		As of Mar. 31, 2015
Assets
Cash and cash equivalents		$207,391
Due from affiliates		51,200
Real estate under construction (c)		38,026
Other assets, net:
Restricted cash, including escrow		$101,378
Accounts receivable		59,450
Deferred charges		58,856
Securities and derivatives		54,597
Other intangible assets, net		43,715
Prepaid expenses		13,388
Note receivable		10,816
Leasehold improvements, furniture, and fixtures		9,486
Other		377
Total other assets, net		$352,063

Liabilities
Total pro rata debt outstanding (d)		$4,280,760
Distributions payable		101,350
Deferred income taxes		95,987
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$119,586
Prepaid and deferred rents		93,044
Tenant security deposits		40,078
Accrued income taxes payable		24,551
Other		20,958
Total accounts payable, accrued expenses and other liabilities		$298,217

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – First Quarter 2015

Other	Number of Shares Owned	NAV / Offering Price Per Share		Implied Value
	A	B		A x B
Ownership in Managed Programs: (e)
CPA®:17 – Global (2.8% ownership)	9,273,355	$9.72	(f)	$90,137
CPA®:18 – Global (0.3% ownership)	391,273	10.00	(g)	3,913
CWI (1.2% ownership)	1,501,028	10.30	(h)	15,461
CWI 2 (100.0% ownership)	22,222	10.00	(i)	222
CCIF (50.0% ownership) (j)	2,777,778	9.00		25,000
				$134,733
________

(a)
Normalized pro rata cash NOI is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how normalized pro rata cash NOI is calculated.

(b)
We are entitled to receive distributions of our share of earnings up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. However, 20% of CWI’s special general partnership is owned by an unrelated third-party subadvisor.

(c)	Represents the book value of Banco Santander build-to-suit costs incurred to date.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)	Excludes operating partnership interests.

(f)
The estimated net asset value per share, or NAV, for CPA®:17 – Global was determined as of December 31, 2014. We calculated CPA®:17 – Global’s NAV by relying in part on an estimate of the fair market value of CPA®:17 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party) as well as other adjustments.

(g)	The offering price shown is the initial offering price for shares of CPA®:18 – Global’s Class A common stock, as WPC owns shares of CPA®:18 – Global’s Class A common stock.

(h)
CWI’s NAV was calculated by WPC, relying in part on appraisals of the fair market value of CWI’s real estate portfolio and mortgage debt provided by third parties. The net amount was then adjusted for estimated disposition costs (including estimates of expenses, commissions, and fees payable to WPC) and CWI’s other net assets and liabilities at the same date. CWI’s NAV was based on shares of common stock outstanding at September 30, 2014.

(i)	The offering price shown is the initial offering price for shares of CWI 2’s Class A common stock, as WPC owns shares of CWI 2’s Class A common stock.

(j)
In December 2014, we purchased 2,777,778 shares of CCIF at $9.00 per share for a total purchase price of $25.0 million. We account for our interest in this investment using the equity method of accounting because we share the decision making with the third-party investment partner. As of March 31, 2015, CCIF had not yet admitted any additional shareholders.

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W. P. Carey Inc.

Financial Results
First Quarter 2015

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – First Quarter 2015

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts. Unaudited.

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Revenues
Real estate revenues:
Lease revenues	$160,165	$153,265	$149,243	$148,253	$123,068
Operating property revenues (b)	7,112	7,333	8,338	8,251	4,991
Reimbursable tenant costs	5,939	6,828	6,271	5,749	6,014
Lease termination income and other	3,209	183	1,421	14,988	1,187
	176,425	167,609	165,273	177,241	135,260
Revenues from the Managed Programs:
Structuring revenue	21,720	30,765	5,487	17,254	17,750
Asset management revenue	11,159	10,154	9,088	9,045	9,777
Reimbursable costs	9,607	33,833	14,722	41,925	39,732
Dealer manager fees	1,274	6,470	2,436	7,949	6,676
Incentive, termination and subordinated disposition revenue	203	—	—	—	—
	43,963	81,222	31,733	76,173	73,935
	220,388	248,831	197,006	253,414	209,195
Operating Expenses
Depreciation and amortization	65,400	61,481	59,524	63,445	52,673
General and administrative	29,768	29,523	20,261	19,133	22,671
Reimbursable tenant and affiliate costs	15,546	40,661	20,993	47,674	45,746
Property expenses, excluding reimbursable tenant costs	9,364	7,749	10,350	11,211	8,415
Stock-based compensation expense	7,009	8,096	7,979	7,957	7,043
Merger and property acquisition expenses	5,676	3,096	618	1,137	29,614
Impairment charges	2,683	16,776	4,225	2,066	—
Subadvisor fees (c)	2,661	2,651	381	2,451	18
Dealer manager fees and expenses	2,372	6,203	3,847	6,285	5,425
	140,479	176,236	128,178	161,359	171,605
Other Income and Expenses
Interest expense	(47,949)	(44,780)	(46,534)	(47,733)	(39,075)
Other income and (expenses)	(4,306)	(2,073)	(5,138)	(1,379)	(5,640)
Equity in earnings of equity method investments in the Managed Programs and real estate	11,723	8,792	11,610	9,452	14,262
Gain on change in control of interests (a)	—	—	—	—	105,947
	(40,532)	(38,061)	(40,062)	(39,660)	75,494
Income from continuing operations before income taxes and gain (loss) on sale of real estate	39,377	34,534	28,766	52,395	113,084
Provision for income taxes	(1,980)	(6,434)	(901)	(8,021)	(2,253)
Income from continuing operations before gain (loss) on sale of real estate	37,397	28,100	27,865	44,374	110,831
Income from discontinued operations, net of tax	—	300	191	26,421	6,406
Gain (loss) on sale of real estate, net of tax	1,185	5,063	260	(3,823)	81
Net Income	38,582	33,463	28,316	66,972	117,318
Net income attributable to noncontrolling interests	(2,466)	(1,470)	(993)	(2,344)	(1,578)
Net loss (income) attributable to redeemable noncontrolling interest	—	279	14	111	(262)
Net Income Attributable to W. P. Carey	$36,116	$32,272	$27,337	$64,739	$115,478
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.34	$0.31	$0.27	$0.38	$1.21
Income from discontinued operations attributable to W. P. Carey	—	—	—	0.26	0.08
Net Income Attributable to W. P. Carey	$0.34	$0.31	$0.27	$0.64	$1.29
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.34	$0.30	$0.27	$0.38	$1.20
Income from discontinued operations attributable to W. P. Carey	—	—	—	0.26	0.07
Net Income Attributable to W. P. Carey	$0.34	$0.30	$0.27	$0.64	$1.27
Weighted-Average Shares Outstanding
Basic	105,303,679	104,894,480	100,282,082	100,236,362	89,366,055
Diluted	106,109,877	105,794,118	101,130,448	100,995,225	90,375,311
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$36,116	$31,967	$27,107	$38,275	$108,937
Income from discontinued operations, net of tax	—	305	230	26,464	6,541
Net Income	$36,116	$32,272	$27,337	$64,739	$115,478
Distributions Declared Per Share	$0.9525	$0.9500	$0.9400	$0.9000	$0.8950

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – First Quarter 2015

________

(a)
Gain on change in control of interests for the three months ended March 31,2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method. During the three months ended June 30, 2014, we identified certain measurement period adjustments that increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. During the three months ended December 31, 2014, we identified a second measurement period adjustment that impacted the provisional accounting, which increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. We did not record these adjustments during the quarters they were identified, but rather in the three months ended March 31, 2014. Consequently, amounts presented above for gain on change in control of interests and net income for the three months ended March 31, 2014 differ from amounts presented in the first quarter and subsequent periods.

(b)	Comprised of revenues of $6.8 million from two hotels and revenues of $0.3 million from two self-storage facilities for the three months ended March 31, 2015.

(c)
We earn investment management revenue from CWI. Pursuant to the terms of a subadvisory agreement, we generally pay a subadvisory fee to an unrelated third-party subadvisor equal to 20% of the fees we receive from CWI. We also pay to such subadvisor 20% of the net proceeds resulting from any sale, financing, or recapitalization of, or sale of CWI’s securities by us, the advisor. In connection with the acquisitions of multi-family and multi-tenant properties on behalf of CPA®:18 – Global, we entered into agreements with unrelated third-party advisors for the day-to-day management of the properties for a fee.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – First Quarter 2015

Reconciliation of Net Income to AFFO – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Net income attributable to W. P. Carey	$36,116	$32,272	$27,337	$64,739	$115,478
Adjustments:
Depreciation and amortization of real property	63,891	60,363	58,355	62,354	51,620
Impairment charges	2,683	16,776	4,225	2,066	—
Gain on sale of real estate, net	(1,185)	(5,062)	(259)	(25,582)	(3,176)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,653)	(2,806)	(2,924)	(2,586)	(3,492)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,278	3,126	457	533	1,265
Total adjustments	64,014	72,397	59,854	36,785	46,217
FFO (as defined by NAREIT) (a)	100,130	104,669	87,191	101,524	161,695
Adjustments:
Above- and below-market rent intangible lease amortization, net	13,750	14,008	14,432	17,124	13,486
Stock-based compensation	7,009	8,096	7,979	7,957	7,043
Other amortization and non-cash charges (b)	6,690	2,099	5,670	1,719	855
Merger and property acquisition expenses (c)	5,676	3,097	618	1,139	43,479
Straight-line and other rent adjustments	(2,937)	(3,657)	(1,791)	(8,999)	(2,669)
Tax benefit – deferred and other non-cash charges	(1,745)	(8,741)	(1,665)	(1,246)	(10,930)
Amortization of deferred financing costs	1,165	1,046	1,007	999	1,025
AFFO adjustments to equity earnings from equity investments	1,137	1,225	1,094	935	2,936
Realized (gains) losses on foreign currency, derivatives, and other (d)	(554)	(643)	(272)	159	661
Other, net (e)	—	5,434	(86)	(13)	34
Loss on extinguishment of debt	—	—	1,122	721	7,992
Gain on change in control of interests (f)	—	—	—	—	(105,947)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(214)	(930)	(918)	259	(1,417)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(137)	(98)	(14)	(32)	5
Total adjustments	29,840	20,936	27,176	20,722	(43,447)
AFFO (a)	$129,970	$125,605	$114,367	$122,246	$118,248

Summary
FFO (as defined by NAREIT) (a)	$100,130	$104,669	$87,191	$101,524	$161,695
FFO (as defined by NAREIT) per diluted share (a)	$0.94	$0.99	$0.86	$1.01	$1.79
AFFO (a)	$129,970	$125,605	$114,367	$122,246	$118,248
AFFO per diluted share (a)	$1.22	$1.19	$1.13	$1.21	$1.31
Diluted weighted-average shares outstanding	106,109,877	105,794,118	101,130,448	100,995,225	90,375,311

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – First Quarter 2015

________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(c)
Amount for the three months ended March 31, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(d)
Effective prospectively on January 1, 2015, we no longer adjust for realized gains or losses on foreign exchange derivatives. Realized gains (losses) on derivatives were $0.8 million, $0.3 million, $(0.4) million, and $(0.4) million for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, and March 31 2014, respectively.

(e)
Other, net for the three months ended December 31, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, which under GAAP was accounted for in purchase accounting.

(f)
Gain on change in control of interests for the three months ended March 31,2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method. During the three months ended June 30, 2014, we identified certain measurement period adjustments that increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. During the three months ended December 31, 2014, we identified a second measurement period adjustment that impacted the provisional accounting, which increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. We did not record these adjustments during the quarters they were identified, but rather in the three months ended March 31, 2014. Consequently, amounts presented above for gain on change in control of interests and net income for the three months ended March 31, 2014 differ from amounts presented in the first quarter 2014 and subsequent periods.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – First Quarter 2015

Reconciliation of Consolidated Statement of Income to AFFO
In thousands, except per share amounts. Unaudited. Three months ended March 31, 2015.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues	A	B	C	A + B + C = D	E		D + E
Real estate revenues:
Lease revenues (e)	$160,165	$4,694	$(5,854)	$159,005	$10,137	(g)	$169,142
Operating property revenues:
Hotel revenues	6,832	—	—	6,832	—		6,832
Self-storage revenues	280	—	—	280	—		280
Reimbursable tenant costs	5,939	21	(210)	5,750	—		5,750
Lease termination income and other	3,209	—	(1)	3,208	40		3,248
	176,425	4,715	(6,065)	175,075	10,177		185,252
Revenues from the Managed Programs:
Structuring revenue	21,720	—	—	21,720	—		21,720
Asset management revenue	11,159	—	(14)	11,145	—		11,145
Reimbursable costs	9,607	—	—	9,607	—		9,607
Dealer manager fees	1,274	—	—	1,274	—		1,274
Incentive, termination, and disposition revenue	203	—	—	203	—		203
	43,963	—	(14)	43,949	—		43,949
	220,388	4,715	(6,079)	219,024	10,177		229,201
Operating Expenses
Depreciation and amortization	65,400	359	(2,660)	63,099	(61,629)	(h)	1,470
General and administrative	29,768	8	(36)	29,740	—		29,740
Reimbursable tenant and affiliate costs	15,546	22	(190)	15,378	—		15,378
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	5,214	—	—	5,214	—		5,214
Self-storage expenses	157	—	—	157	—		157
Non-reimbursable property expenses	3,993	4	(62)	3,935	(48)		3,887
Stock-based compensation expense	7,009	—	—	7,009	(7,009)	(i)	—
Merger and property acquisition expenses	5,676	—	—	5,676	(5,676)	(j)	—
Impairment charges	2,683	—	—	2,683	(2,683)	(i)	—
Subadvisor fees (f)	2,661	—	—	2,661	—		2,661
Dealer manager fees and expenses	2,372	—	—	2,372	—		2,372
	140,479	393	(2,948)	137,924	(77,045)		60,879
Other Income and Expenses
Equity in earnings if equity method investments in real estate and the Managed Programs:
Joint ventures	2,790	(2,790)	—	—	918	(k)	918
Income related to our ownership in the Managed Programs	115	—	—	115	1,137	(l)	1,252
Income related to our general partnership interests	8,818	—	(369)	8,449	—		8,449
Equity in earnings of equity method investments in the Managed Programs and real estate	11,723	(2,790)	(369)	8,564	2,055		10,619
Interest expense	(47,949)	(910)	1,833	(47,026)	528	(m)	(46,498)
Other income and (expenses)	(4,306)	(599)	144	(4,761)	6,888	(n)	2,127
	(40,532)	(4,299)	1,608	(43,223)	9,471		(33,752)
Income from before income taxes and gain on sale of real estate	39,377	23	(1,523)	37,877	96,693		134,570
Provision for income taxes	(1,980)	(23)	(943)	(2,946)	(1,654)	(o)	(4,600)
Income before gain on sale of real estate	37,397	—	(2,466)	34,931	95,039		129,970
Gain on sale of real estate, net of tax	1,185	—	—	1,185	(1,185)		—
Net Income	38,582	—	(2,466)	36,116	93,854		129,970
Net income attributable to noncontrolling interests	(2,466)	—	2,466	—	—		—
Net Income / AFFO Attributable to W. P. Carey	$36,116	$—	$—	$36,116	$93,854		$129,970
Earnings / AFFO Per Diluted Share	$0.34						$1.22

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – First Quarter 2015

________

(a)	Consolidated amounts shown represent WPC's Consolidated Statement of Income for the three months ended March 31, 2015.

(b)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in real estate and the Managed Programs – Joint ventures.

(c)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests and Net loss attributable to redeemable noncontrolling interest.

(d)	Represents our share in fully and co-owned entities. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)
Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. There were no lease revenues from discontinued operations for the three months ended March 31, 2015.

(f)
We earn investment management revenue from CWI. Pursuant to the terms of a subadvisory agreement, we generally pay a subadvisory fee to an unrelated third-party subadvisor equal to 20% of the fees we receive from CWI. We also pay to such subadvisor 20% of the net proceeds resulting from any sale, financing, or recapitalization of, or sale of CWI’s securities by us, the advisor. In connection with the acquisitions of multi-family and multi-tenant properties on behalf of CPA®:18 – Global, we entered into agreements with unrelated third-party advisors for the day-to-day management of the properties for a fee.

(g)
For the three months ended March 31, 2015, represents the reversal of amortization of above- or below-market lease intangibles of $13.4 million and the elimination of non-cash amounts related to straight-line rent of $3.3 million.

(h)	AFFO adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(i)	AFFO adjustment is a non-cash adjustment

(j)	AFFO adjustment is a non-core adjustment.

(k)	Represents the amortization of the difference between the cost and underlying value of our equity investments.

(l)	Adjustments include MFFO from the Managed REITs in place of our pro rata share of net income from our ownership in the Managed REITs.

(m)	Represents the elimination of non-cash components of interest expense, primarily for fair market value related to mortgage loans.

(n)	Represents eliminations or (gains) losses related to the extinguishment of debt, foreign currency, derivatives, and other items related to continuing operations.

(o)	Represents elimination of deferred taxes.

Investing for the long runTM | 11

W. P. Carey Inc.

Balance Sheets and Capitalization
First Quarter 2015

Investing for the long runTM | 12

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2015

Consolidated Balance Sheets
In thousands. Unaudited.

	Mar. 31, 2015	Dec. 31, 2014
Assets
Investments in real estate:
Real estate, at cost	$5,159,139	$5,006,682
Operating real estate, at cost	84,915	84,885
Accumulated depreciation	(286,953)	(258,493)
Net investments in properties	4,957,101	4,833,074
Net investments in direct financing leases	766,920	816,226
Assets held for sale	—	7,255
Net investments in real estate	5,724,021	5,656,555
Cash and cash equivalents	207,391	198,683
Equity investments in the Managed Programs and real estate (a)	249,088	249,403
Due from affiliates	51,200	34,477
Goodwill	682,623	692,415
In-place lease and tenant relationship intangible assets, net	953,458	993,819
Above-market rent intangible assets, net	510,686	522,797
Other assets, net	352,063	300,330
Total Assets	$8,730,530	$8,648,479

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,420,620	$2,532,683
Senior Unsecured Credit Facility - Revolver	186,131	807,518
Senior Unsecured Credit Facility - Term Loan	250,000	250,000
Senior Unsecured Notes, net	1,479,473	498,345
Below-market rent and other intangible liabilities, net	174,126	175,070
Accounts payable, accrued expenses and other liabilities	298,217	293,846
Deferred income taxes	95,987	94,133
Distributions payable	101,350	100,078
Total liabilities	5,005,904	4,751,673
Redeemable noncontrolling interest	13,374	6,071

Equity:
W. P. Carey stockholders' equity:
Preferred stock (None issued)	—	—
Common stock	105	105
Additional paid-in capital	4,292,781	4,322,273
Distributions in excess of accumulated earnings	(537,525)	(465,606)
Deferred compensation obligation	56,749	30,624
Accumulated other comprehensive loss	(174,933)	(75,559)
Less: treasury stock at cost	(60,948)	(60,948)
Total W. P. Carey stockholders' equity	3,576,229	3,750,889
Noncontrolling interests	135,023	139,846
Total equity	3,711,252	3,890,735
Total Liabilities and Equity	$8,730,530	$8,648,479
________

(a)
Our equity investments in real estate joint ventures totaled $124.9 million and $128.0 million as of March 31, 2015 and December 31, 2014, respectively. Our equity investments in the Managed Programs totaled $124.2 million and $121.4 million as of March 31, 2015 and December 31, 2014, respectively.

Investing for the long runTM | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2015

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2015.

	Weighted- Average Debt Maturity (Years)	Weighted- Average Interest Rate	Total Outstanding Balance (a)	Percent
Non-Recourse Debt
Fixed	4.5	5.6%	$1,971,422	45.9%
Variable:
Swapped	4.2	5.0%	254,707	5.9%
Floating	2.2	2.5%	79,566	1.9%
Capped	2.1	1.0%	46,437	1.1%
Future Rate Reset	10.0	6.1%	13,023	0.3%
Total Pro Rata Non-Recourse Debt	4.4	5.3%	$2,365,155	55.1%

Recourse Debt
Fixed:
Senior Unsecured Notes (due January 20, 2023)	7.8	2.0%	537,950
Senior Unsecured Notes (due April 1, 2024)	9.0	4.6%	500,000
Senior Unsecured Notes (due February 3, 2025)	9.9	4.0%	450,000
Senior Unsecured Notes	8.8	3.5%	1,487,950	34.7%
Variable:
Senior Unsecured Credit Facility – Revolver (due January 31, 2018) (b)	2.8	1.1%	186,132	4.4%
Senior Unsecured Credit Facility – Term Loan (due January 31, 2016)	0.8	1.4%	250,000	5.8%
Total Recourse Debt	7.2	3.0%	$1,924,082	44.9%

Total Pro Rata Debt Outstanding (a)	5.7	4.3%	$4,289,237	100.0%
Unamortized discount on Senior Unsecured Notes			$(8,477)
Total Pro Rata Debt Outstanding, net			$4,280,760
________

(a)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)
We incurred interest at London Interbank Offered Rate, or LIBOR, plus 1.10% on our Senior Unsecured Credit Facility – Revolver. Availability under our Senior Unsecured Credit Facility – Revolver was $1.3 billion as of March 31, 2015. We have an option to extend the maturity date of our Senior Unsecured Credit Facility – Revolver by one year.

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2015

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2015.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b)
Year of Maturity		ABR (a)		Balloon		Percent
Non-Recourse Debt
Remaining 2015	12	$17,016	4.5%	$140,623	$141,856	3.3%
2016	106	44,717	5.3%	263,937	269,445	6.3%
2017	90	91,223	5.3%	562,643	601,988	14.0%
2018	34	49,891	5.3%	260,452	289,914	6.8%
2019	11	16,823	6.2%	51,450	65,706	1.5%
2020	22	36,725	5.3%	187,260	224,997	5.2%
2021	11	20,462	5.9%	89,920	119,718	2.8%
2022	31	42,268	5.2%	209,160	254,840	5.9%
2023	26	39,726	5.1%	123,300	192,657	4.5%
2024	23	20,883	5.9%	7,731	76,264	1.8%
2025	13	10,809	5.6%	29,603	63,397	1.5%
Thereafter	11	16,151	6.3%	15,505	64,373	1.5%
Total Pro Rata Non-Recourse Debt	390	$406,694	5.3%	$1,941,584	$2,365,155	55.1%

Recourse Debt
Senior Unsecured Notes (due January 20, 2023)			2.0%		537,950
Senior Unsecured Notes (due April 1, 2024)			4.6%		500,000
Senior Unsecured Notes (due February 3, 2025)			4.0%		450,000
Senior Unsecured Notes			3.5%		1,487,950	34.7%
Senior Unsecured Credit Facility – Revolver (due January 31, 2018) (c)			1.1%		186,132	4.4%
Senior Unsecured Credit Facility – Term Loan (due January 31, 2016)			1.4%		250,000	5.8%
Total Recourse Debt			3.0%		$1,924,082	44.9%

Total Pro Rata Debt Outstanding (a)			4.3%		$4,289,237	100.0%
Unamortized discount on Senior Unsecured Notes					$(8,477)
Total Pro Rata Debt Outstanding, net					$4,280,760
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments, scheduled amortization, and unamortized premium, net.

(c)
We incurred interest at LIBOR plus 1.10% on our Senior Unsecured Credit Facility – Revolver. Availability under our Senior Unsecured Credit Facility – Revolver was $1.3 billion as of March 31, 2015. We have an option to extend the maturity date of our Senior Unsecured Credit Facility – Revolver by one year.

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2015

Senior Unsecured Notes
As of March 31, 2015.

Ratings

	Issuer / Corporate			Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Date Issued/ Affirmed	Rating	Outlook	Date Issued/ Affirmed
Standard and Poor's	BBB	Stable	September 2014	BBB-	Stable	January 2015
Moody's	Baa2	Stable	August 2014	Baa2	Stable	January 2015

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the senior unsecured notes.

Covenant	Metric	Required	As of Mar. 31, 2015
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	42.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	23.4%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	3.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	221.5%

Investing for the long runTM | 16

W. P. Carey Inc.

Owned Real Estate Portfolio
First Quarter 2015

Investing for the long runTM | 17

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Investment Activity – Acquisitions and Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2015.

Acquisitions Tenant / Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
1Q15
Pendragon plc (73 properties) (b)	Various United Kingdom	$351,061	Jan-15	Retail	1,490,688
Nippon Express Co. Ltd. (b)	Rotterdam, Netherlands	43,173	Feb-15	Warehouse	761,438
Year-to-Date Total Acquisitions		$394,234			2,252,126

Dispositions Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q15
Vermont Teddy Bear	Shelburne, VT	$3,500	Jan-15	Industrial	55,446
Vacant (formerly Kenyon International Inc.)	Houston, TX	1,300	Jan-15	Warehouse	17,725
Childtime Childcare, Inc. (4 properties)	Alhambra, Garden Grove, and Tustin CA; and Canton, MI	8,240	Feb-15; Mar-15	Learning Center	28,547
Builders FirstSource, Inc.	Cincinnati, OH	725	Mar-15	Warehouse	165,680
Year-to-Date Total Dispositions		$13,765			267,398
________

(a)	Acquisition was deemed to be a business combination and purchase price includes acquisition-related costs and fees, which were expensed.

(b)	Amount reflects the applicable exchange rate on the date of acquisition.

Investing for the long runTM | 18

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Joint Venture Information
Dollars in thousands. As of March 31, 2015.

Joint Venture or JV (Principal Tenant)	WPC % Interest in JV		Total JV			WPC Pro Rata Share of Total JV (a)
		JV Partner %	Assets	Liabilities	Equity	Assets	Liabilities	Equity

Unconsolidated Joint Ventures (Equity Method Investments)
Wanbishi Archives Co. Ltd. (b)	3.00%	CPA®:17 – Global - 97.00%	$33,773	$23,619	$10,154	$1,013	$709	$304
C1000 Logistiek Vastgoed B.V. (b)	15.00%	CPA®:17 – Global - 85.00%	146,658	75,574	71,084	21,999	11,336	10,663
Actebis Peacock GmbH (b)	30.00%	CPA®:17 – Global - 70.00%	33,834	22,498	11,336	10,150	6,749	3,401
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH (b)	33.33%	CPA®:17 – Global - 66.67%	35,426	14,175	21,251	11,807	4,725	7,082
Frontier Spinning Mills, Inc.	40.00%	CPA®:17 – Global - 60.00%	37,215	21,473	15,742	14,886	8,589	6,297
The New York Times Company	45.00%	CPA®:17 – Global - 55.00%	251,263	114,476	136,787	113,068	51,514	61,554
Total Unconsolidated Joint Ventures			538,169	271,815	266,354	172,923	83,622	89,301

Consolidated Joint Ventures
Carey Storage	38.30%	Third parties - 61.70%	2,415	2,433	(18)	925	932	(7)
Berry Plastics Corporation	50.00%	CPA®:17 – Global - 50.00%	67,474	26,500	40,974	33,737	13,250	20,487
Tesco PLC (b)	51.00%	CPA®:17 – Global - 49.00%	60,027	35,536	24,491	30,614	18,123	12,491
Dick’s Sporting Goods, Inc.	55.00%	CPA®:17 – Global - 45.00%	24,860	20,857	4,003	13,673	11,471	2,202
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	63.50%	CPA®:17 – Global - 36.50%	324,860	289,728	35,132	206,286	183,977	22,309
Eroski Sociedad Cooperativa (b)	70.00%	CPA®:17 – Global - 30.00%	25,816	1,390	24,426	18,071	973	17,098
Multi-tenant property in Illkirch-Graffens, France (b)	75.00%	Third party - 25.00%	15,494	10,554	4,940	11,621	7,916	3,705
U-Haul Moving Partners, Inc. and Mercury Partners, LP	88.46%	CPA®:17 – Global - 11.54%	240,227	17,279	222,948	212,505	15,285	197,220
Continental Airlines, Inc.	90.00%	Third party - 10.00%	5,154	3,910	1,244	4,639	3,519	1,120
Total Consolidated Joint Ventures			766,327	408,187	358,140	532,071	255,446	276,625
Total Unconsolidated and Consolidated Joint Ventures			$1,304,496	$680,002	$624,494	$704,994	$339,068	$365,926
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 19

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Top Ten Tenants
In thousands, except percentages. Pro rata. As of March 31, 2015.

Tenant / Lease Guarantor	Property Type	Tenant Industry	Location	ABR	ABR Percent
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Retail	Retail Stores	Germany	$32,628	4.8%
U-Haul Moving Partners Inc. and Mercury Partners, LP	Self Storage	Transportation - Cargo, Consumer Service	Various U.S.	31,853	4.7%
Carrefour France SAS (a)	Warehouse	Retail Stores	France	26,622	4.0%
State of Andalucia (a)	Office	Federal, State, Local, and Foreign Government	Spain	25,395	3.8%
Pendragon plc (a)	Retail	Retail Stores, Consumer Service	United Kingdom	24,051	3.5%
Marcourt Investments Inc. (Marriott Corporation)	Hotel	Hotel, Gaming, and Leisure	Various U.S.	16,100	2.4%
True Value Company	Warehouse	Retail Stores	Various U.S.	15,071	2.2%
OBI Group (a)	Retail	Retail Stores	Poland	14,644	2.2%
UTI Holdings, Inc.	Learning Center	Consumer Services	Various U.S.	14,621	2.2%
Advanced Micro Devices, Inc.	Retail and Warehouse	Retail	Sunnyvale, CA	12,769	1.9%
Total (c)				$213,754	31.7%
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 20

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2015.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Office	$203,827	30.3%	13,617	15.3%	$76,579	28.7%	6,338	16.9%
Industrial	167,409	24.9%	34,137	38.3%	68,874	25.8%	14,203	37.9%
Warehouse	119,262	17.7%	25,434	28.5%	40,064	15.1%	8,538	22.8%
Retail	100,233	14.9%	9,096	10.2%	45,098	16.9%	3,917	10.5%
Self Storage	31,853	4.7%	3,535	4.0%	31,853	11.9%	3,535	9.4%
Other Properties (b)	50,770	7.5%	3,405	3.7%	4,192	1.6%	951	2.5%
Total (c)	$673,354	100.0%	89,224	100.0%	$266,660	100.0%	37,482	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes ABR from tenants with the following property types: learning center, sports facility, theater, and residential.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 21

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2015.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Retail Store	$132,756	19.7%	20,308	22.8%	$48,350	18.1%	6,907	18.4%
Consumer Services	58,057	8.6%	5,058	5.7%	38,260	14.4%	3,524	9.4%
High Tech Industries	44,444	6.6%	3,168	3.5%	12,709	4.8%	1,107	3.0%
Sovereign and Public Finance	38,042	5.6%	3,364	3.8%	29,433	11.0%	3,000	8.0%
Automotive	35,282	5.3%	6,308	7.1%	15,705	5.9%	2,530	6.7%
Beverage, Food, and Tobacco	33,882	5.1%	7,370	8.2%	14,115	5.3%	4,181	11.2%
Media: Advertising, Printing and Publishing	31,032	4.6%	2,327	2.6%	7,912	3.0%	855	2.3%
Transportation - Cargo	30,645	4.6%	3,989	4.5%	16,049	6.0%	2,373	6.3%
Hotel, Gaming, and Leisure	29,809	4.4%	1,806	2.0%	3,165	1.2%	222	0.6%
Healthcare and Pharmaceuticals	26,614	4.0%	1,945	2.2%	3,792	1.4%	498	1.3%
Capital Equipment	25,142	3.7%	4,851	5.4%	15,984	6.0%	2,731	7.3%
Containers, Packaging, and Glass	25,112	3.7%	4,935	5.5%	6,265	2.4%	1,200	3.2%
Construction and Building	20,597	3.1%	4,276	4.8%	9,359	3.5%	2,304	6.1%
Business Services	17,790	2.7%	1,849	2.1%	561	0.2%	67	0.2%
Insurance	16,878	2.5%	1,053	1.2%	9,099	3.4%	473	1.3%
Telecommunications	14,743	2.2%	1,188	1.3%	7,858	2.9%	653	1.7%
Aerospace and Defense	14,487	2.2%	1,572	1.8%	5,610	2.1%	738	2.0%
Wholesale	14,471	2.1%	2,806	3.1%	4,277	1.6%	741	2.0%
Consumer Goods - Durable	10,844	1.6%	2,485	2.8%	1,269	0.5%	369	1.0%
Grocery	10,238	1.5%	1,218	1.4%	1,840	0.7%	278	0.7%
Chemicals, Plastics, and Rubber	9,756	1.4%	1,088	1.2%	1,879	0.7%	245	0.7%
Oil and Gas	8,225	1.2%	368	0.4%	5,733	2.1%	276	0.7%
Consumer Goods Non-Durable Goods	6,854	1.0%	1,848	2.1%	2,698	1.0%	549	1.5%
Other (b)	17,654	2.6%	4,044	4.5%	4,738	1.8%	1,661	4.4%
Total (c)	$673,354	100.0%	89,224	100.0%	$266,660	100.0%	37,482	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)
Includes ABR from tenants in the following industries: banking; mining, metals, and primary metal industries; media: broadcasting and subscription; environmental industries; finance; transportation - consumer; and forest products and paper.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 22

W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2015.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
U.S.
East
New Jersey	$25,220	3.7%	1,694	1.9%	$9,552	3.6%	815	2.2%
North Carolina	18,687	2.8%	4,435	5.0%	7,387	2.8%	1,413	3.8%
Pennsylvania	18,023	2.7%	2,526	2.8%	7,024	2.5%	1,477	3.9%
New York	17,565	2.6%	1,178	1.3%	758	0.3%	66	0.2%
Massachusetts	14,481	2.2%	1,390	1.6%	10,577	4.0%	1,163	3.1%
Virginia	7,780	1.2%	1,089	1.2%	2,853	1.1%	332	0.9%
Other (b)	22,540	3.3%	4,702	5.3%	3,084	1.2%	586	1.6%
Total East	124,296	18.5%	17,014	19.1%	41,235	15.5%	5,852	15.7%

West
California	54,668	8.1%	3,518	3.9%	6,930	2.6%	944	2.5%
Arizona	25,682	3.8%	2,934	3.3%	7,556	2.7%	566	1.5%
Colorado	8,293	1.2%	1,340	1.5%	2,722	1.0%	515	1.4%
Utah	7,052	1.0%	960	1.1%	2,039	0.8%	397	1.1%
Other (b)	20,050	3.0%	2,336	2.6%	8,715	3.3%	876	2.3%
Total West	115,745	17.1%	11,088	12.4%	27,962	10.4%	3,298	8.8%

South
Texas	46,650	6.9%	6,740	7.6%	13,992	5.2%	2,429	6.5%
Georgia	26,637	4.0%	3,497	3.9%	2,669	1.0%	331	0.9%
Florida	17,794	2.6%	1,855	2.1%	12,358	4.6%	1,472	3.9%
Tennessee	14,338	2.1%	1,804	2.0%	2,184	0.8%	558	1.5%
Other (b)	7,524	1.1%	1,767	2.0%	4,279	1.6%	1,421	3.8%
Total South	112,943	16.7%	15,663	17.6%	35,482	13.2%	6,211	16.6%

Midwest
Illinois	25,979	3.9%	3,741	4.2%	6,333	2.4%	1,254	3.3%
Michigan	11,594	1.7%	1,380	1.5%	3,975	1.5%	708	1.9%
Indiana	9,134	1.4%	1,418	1.6%	3,141	1.2%	433	1.1%
Ohio	7,163	1.1%	1,647	1.8%	3,225	1.2%	671	1.8%
Other (b)	27,490	4.1%	4,923	5.5%	9,583	3.6%	1,494	4.0%
Total Midwest	81,360	12.2%	13,109	14.6%	26,257	9.9%	4,560	12.1%
U.S. Total	434,344	64.5%	56,874	63.7%	130,936	49.0%	19,921	53.2%

International
Germany	53,854	8.0%	6,898	7.7%	28,730	10.8%	3,414	9.1%
France	41,580	6.2%	8,166	9.2%	15,425	5.8%	3,182	8.5%
United Kingdom	36,314	5.4%	2,464	2.8%	32,179	12.1%	1,982	5.3%
Spain	26,880	4.0%	2,927	3.3%	26,880	10.1%	2,927	7.8%
Finland	26,779	4.0%	2,133	2.4%	5,885	2.2%	418	1.1%
Poland	16,463	2.4%	2,189	2.4%	1,819	0.7%	362	1.0%
Australia	10,162	1.5%	3,160	3.5%	10,162	3.8%	3,160	8.4%
The Netherlands	9,139	1.4%	1,676	1.9%	6,241	2.3%	1,235	3.3%
Other (c)	17,839	2.6%	2,737	3.1%	8,403	3.2%	881	2.3%
International Total	239,010	35.5%	32,350	36.3%	135,724	51.0%	17,561	46.8%
Total (d)	$673,354	100.0%	89,224	100.0%	$266,660	100.0%	37,482	100.0%

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W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)
Other properties in the East include assets in Connecticut, South Carolina, Kentucky, Maryland, New Hampshire, and West Virginia. Other properties in the West include assets in Washington, New Mexico, Nevada, Oregon, Wyoming, and Alaska. Other properties in the South include assets in Alabama, Louisiana, Arkansas, Mississippi, and Oklahoma. Other properties in the Midwest include assets in Missouri, Minnesota, Kansas, Wisconsin, Nebraska, and Iowa.

(c)	Includes assets in Norway, Hungary, Belgium, Sweden, Canada, Mexico, Thailand, Malaysia, and Japan.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2015.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
(Uncapped) CPI	$281,122	41.7%	36,803	41.2%	$117,235	44.0%	14,508	38.6%
CPI - based	189,841	28.2%	24,049	27.0%	77,256	29.0%	11,452	30.6%
Fixed	167,350	24.9%	23,781	26.7%	65,094	24.4%	9,996	26.7%
Other	20,138	3.0%	1,248	1.4%	4,039	1.5%	211	0.6%
None	14,903	2.2%	3,343	3.7%	3,036	1.1%	1,315	3.5%
Total (b)	$673,354	100.0%	89,224	100.0%	$266,660	100.0%	37,482	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of March 31, 2015.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2015 (b)	12	$18,167	2.7%	1,806	2.0%
2016	18	19,905	3.0%	2,616	2.9%
2017	19	16,571	2.5%	2,711	3.0%
2018	29	55,627	8.3%	8,106	9.1%
2019	29	46,069	6.8%	4,751	5.3%
2020	24	34,776	5.2%	3,533	4.0%
2021	76	39,909	5.9%	6,665	7.5%
2022	37	61,561	9.1%	8,551	9.6%
2023	14	45,584	6.8%	5,550	6.2%
2024	42	91,104	13.5%	11,905	13.3%
2025	40	27,765	4.1%	3,001	3.4%
2026	21	17,205	2.5%	2,524	2.8%
2027	16	33,535	5.0%	5,380	6.0%
2028	10	23,055	3.4%	2,987	3.4%
Thereafter (>2028)	86	142,521	21.2%	17,746	19.9%
Vacant	—	—	—%	1,392	1.6%
Total (c)	473	$673,354	100.0%	89,224	100.0%

________

(a)	Assumes tenant does not exercise renewal option.

(b)	Month-to-month leases are counted in 2015 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate Portfolio – First Quarter 2015

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of March 31, 2015.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Remaining 2015 (b)	3	$1,033	0.4%	106	0.3%
2016	9	5,336	2.0%	822	2.2%
2017	7	4,954	1.9%	1,028	2.8%
2018	17	26,779	10.0%	4,759	12.7%
2019	11	8,964	3.4%	1,584	4.2%
2020	9	7,516	2.8%	1,178	3.2%
2021	5	9,088	3.4%	1,663	4.4%
2022	10	12,719	4.8%	2,447	6.5%
2023	5	9,912	3.7%	1,393	3.7%
2024	10	41,904	15.7%	5,707	15.2%
2025	7	14,760	5.5%	1,255	3.3%
2026	2	3,190	1.2%	359	1.0%
2027	4	12,345	4.6%	1,595	4.3%
2028	6	14,366	5.4%	1,425	3.8%
Thereafter (>2028)	16	93,794	35.2%	11,506	30.7%
Vacant	—	—	—%	655	1.7%
Total (c) (d)	121	$266,660	100.0%	37,482	100.0%

________

(a)	Assumes tenant does not exercise renewal option.

(b)	Month-to-month leases are counted in 2015 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(d)	Represents properties unencumbered by non-recourse mortgage debt.

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W. P. Carey Inc.

Investment Management
First Quarter 2015

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W. P. Carey Inc.
Investment Management – First Quarter 2015

Selected Information – Managed REITs
Dollars and square footage in thousands. As of or for the three months ended March 31, 2015.

	Managed REITs
	CPA®:17 – Global	CPA®:18 – Global		CWI	CWI 2
General
Year established	2007	2013		2010	2014
Total AUM (a)	$5,496,293	$1,697,844		$2,350,107	$500

Portfolio
Property type	Net lease / Diversified	Net lease / Diversified		Lodging	Lodging
Number of net-leased properties	368	49		N/A	N/A
Number of operating properties	72	25		29	N/A
Number of tenants – net-leased properties (b)	113	77		N/A	N/A
Square footage (b)	37,690	7,834		5,626	N/A
Occupancy (c)	100.0%	100.0%		72.5%	N/A
Acquisitions – first quarter	$138,140	$200,411		$227,298	$—
Dispositions – first quarter	—	—		—	—

Balance Sheet
Total assets	$4,479,340	$1,806,833		$2,047,501	$2,246
Total debt	1,849,317	663,085		1,014,717	—
Total debt / total assets	41.3%	36.7%		49.6%	N/A

Investor Capital Inflow
Gross offering proceeds – first quarter (d) (e)	N/A	$99,177	(d)	N/A	N/A
Status (f)	Closed	Open		Closed	Open
% subscribed
Initial offering (e)	100%	99%		100%	N/A
Follow-on offering (e)	100%	N/A		100%	N/A
________

(a)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable.

(b)	For CPA®:17 – Global and CPA®:18 – Global, excludes operating properties.

(c)
Represents occupancy for net-leased properties for CPA®:17 – Global and CPA®:18 – Global. Represents occupancy for hotels owned by CWI for the three months ended March 31, 2015. Occupancy for CPA®:17 – Global's 71 self-storage properties was 87.0% as of March 31, 2015. Occupancy for CPA®:18 – Global's 20 self-storage properties and five multi-family properties was 87.5% and 98.5%, respectively, as of March 31, 2015.

(d)
For CPA®:18 – Global, total gross offering proceeds is solely comprised of Class C common stock. CPA®:18 – Global completed sales of its Class A common stock in June 2014. CPA®:18 – Global ceased accepting new orders for shares of its Class C common stock on March 27, 2015.

(e)	Excludes distribution reinvestment plan, or DRIP proceeds.

(f)
For CPA®:18 – Global, offering was for up to $1.4 billion of common stock, including $150.0 million for the DRIP. CPA®:18 – Global’s offering closed on April 2, 2015. CWI 2’s initial public offering commenced on February 9, 2015 for up to $1.4 billion of common stock, including $600.0 million for the DRIP. In August 2014, CWI allocated $200.0 million of common stock from its DRIP to the follow-on offering, and in December 2014 CWI allocated an additional $60.0 million of common stock to the follow on offering from its DRIP. On December 31, 2014, the follow-on offering for CWI was closed.

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W. P. Carey Inc.
Investment Management – First Quarter 2015

Summary of Selected Revenue Sources from Managed REITs

Managed REITs
	CPA®:17 – Global	CPA®:18 – Global	CWI	CWI 2
Status	Closed	Open (through April 2, 2015)	Closed	Open
Profits Interests
Special general partnership profits interest (% of Available Cash) (a) (b)	10.00%	10.00%	8.00% (c)	10.00%

Asset Management and Structuring Revenues
Asset management fees (% of average market value) (b) (d)	0.50%	0.50%	0.40% (e)	0.4125% (f)
Acquisition / structuring fees (% of total aggregate cost) (b) (g)	4.50% (h)	4.50% (h) (i)	2.00% (j)	1.875% (k)

Dealer Manager Related Revenues
Selling commissions	We receive selling commissions for the sale of shares in the Managed REITs, which are re-allowed to selected broker dealers.
Dealer manager fees	We receive a dealer manager fee for the sale of shares in the Managed REITs, a portion of which is re-allowed to selected broker dealers.
Distribution and shareholder servicing fees
For CPA®:18 – Global and CWI 2, we receive an annual distribution and shareholder servicing fee in connection with sales of shares of Class C common stock and Class T common stock respectively, which may be re-allowed to selected broker dealers.

________

(a)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Recorded in Equity in earnings of equity method investments in real estate and the Managed REITs in our consolidated financial statements.

(b)	Fees are subject to certain regulatory limitations and restrictions, as described in the applicable Managed REIT prospectus.

(c)	Special general partnership receives 10% of Available Cash; however, 20% of the special general partnership is owned by an unrelated third-party subadvisor.

(d)
Generally 0.50%; however, asset management fees may vary according to the type of asset as described in the prospectus of each Managed REIT. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI and CWI2’s stock for asset management fees due, the CPA REIT’s have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(e)	20% of CWI’s 0.50% asset management fee is paid to an unrelated third-party subadvisor.

(f)	25% of CWI 2’s 0.55% asset management fee is paid to an unrelated third-party subadvisor.

(g)	Recorded in Structuring revenue in our consolidated financial statements.

(h)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(i)
In connection with the acquisitions of multi-family and multi-tenant properties on behalf of CPA®:18 – Global, we entered into agreements with unrelated third-party advisors for the day-to-day management of the properties for a fee.

(j)
20% of CWI’s 2.50% acquisition fee is paid to an unrelated third-party subadvisor. Applied to the total investment cost and loans originated. A loan refinancing fee of up to 1.0% of the principal amount of a refinanced loan secured by property applies to loan refinancings that meet certain criteria, as described in the prospectus for CWI. 20% of the loan refinancing fee is paid to the subadvisor.

(k)
25% of CWI 2’s 2.50% acquisition fee is paid to an unrelated third-party subadvisor. Applied to the total investment cost and loans originated. A loan refinancing fee of up to 1.0% of the principal amount of a refinanced loan secured by property applies to loan refinancings that meet certain criteria, as described in the prospectus for CWI 2. 25% of the loan refinancing fee is paid to the subadvisor.

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W. P. Carey Inc.
Investment Management – First Quarter 2015

Investment Activity – Managed REITs
Dollars in thousands. Pro rata. For the three months ended March 31, 2015.

Acquisitions – Net-Leased Properties						Gross Square Footage
Portfolio(s)	Tenant / Lease Guarantor	Property Location(s)	Purchase Price	Closing Date	Property Type(s)
1Q15
CPA®:17 – Global	iHeartCommunications, Inc.	San Antonio, TX	$22,170	Jan-15	Office	120,147
CPA®:17 – Global	FM Polska s.p. z oo (2 properties) (a)	Tomaszow Mazowiecki and Mszczonow, Poland	63,849	Feb-15	Warehouse	1,277,184
CPA®:18 – Global	Rabobank (a) (b)	Eindhoven, Netherlands	36,453	Mar-15	Office	BTS
CPA®:18 – Global	Broadfold (Truffle) (a) (c)	Aberdeen, United Kingdom	7,552	Mar-15	Industrial	55,247
Year-to-Date Total Acquisitions – Net-Leased Properties			130,024			1,452,578

Acquisitions – Self-Storage
Portfolio(s)	Property Location(s)	Purchase Price (c)	Closing Date
1Q15
CPA®:18 – Global	Naples, FL	16,458	Jan-15
CPA®:18 – Global	Valrico, FL	9,746	Jan-15
CPA®:18 – Global	Tallahassee, FL	7,919	Feb-15
CPA®:18 – Global	Lady Lake, FL	6,357	Feb-15
CPA®:18 – Global	Sebastian, FL	3,168	Feb-15
CPA®:18 – Global	Panama City, FL	4,224	Mar-15
Year-to-Date Total Acquisitions – Self-Storage Properties		47,872

Acquisitions – Hotels
Portfolio(s)	Property Location(s)	Purchase Price (d)	Closing Date
1Q15
CWI	Minneapolis, MN	69,339	Feb-15
CWI	Pasadena, CA	157,959	Mar-15
Year-to-Date Total Acquisitions – Hotels		227,298

Acquisitions – Multi-Family
Portfolio(s)	Property Location(s)	Purchase Price (d)	Closing Date
1Q15
CPA®:18 – Global	Durham, NC	34,707	Jan-15
CPA®:18 – Global	Fort Myers, FL	28,190	Jan-15
CPA®:18 – Global (a)	Reading, United Kingdom	45,637	Feb-15
Year-to-Date Total Acquisitions – Multi-Family Properties		108,534

Acquisitions – Other
Portfolio(s)	Security Type	Company	Purchase Price	Closing Date
1Q15
CPA®:17 – Global	Notes Receivable	1185 Broadway LLC (d)	30,303	Jan-15
CPA®:17 – Global	Notes Receivable	127 West 23rd Manager, LLC (d)	12,727	Feb-15
CPA®:17 – Global	Equity Securities	BPS Nevada, LLC	9,091	Feb-15
Year-to-Date Total Acquisitions – Other			52,121

Year-to-Date Total Acquisitions			$565,849

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W. P. Carey Inc.
Investment Management – First Quarter 2015

________

(a)	Amount reflects the applicable exchange rate on the date of acquisition.

(b)	Acquisition includes a build-to-suit transaction. Purchase price represents total commitment for build-to-suit funding. Gross square footage cannot be determined at this time.

(c)	Acquisition was deemed to be a business combination and purchase price includes acquisition-related costs and fees, which were expensed

(d)	Purchase price includes acquisition-related costs and fees, which were expensed.

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W. P. Carey Inc.

Appendix
First Quarter 2015

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W. P. Carey Inc.
Appendix – First Quarter 2015

Normalized Pro Rata Cash Net Operating Income (NOI)
In thousands. From real estate.

Three Months Ended Mar. 31, 2015
Consolidated Lease Revenues
Total lease revenues – as reported	160,165
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	3,993
156,172

Plus: NOI from Operating Properties
Hotels NOI	1,618
Self-storage properties NOI	95
1,713

157,885

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,691
Less: Pro rata share of NOI attributable to noncontrolling interests	(5,792)
(1,101)

156,784

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	13,168
Less: Straight-line rent amortization	(3,032)
Add: Other non-cash items	178
10,314

Pro Rata Cash NOI (a)	$167,098

Adjustment to normalize for intra-period acquisitions and dispositions (b)	1,970

Normalized Pro Rata Cash NOI (a)	$169,068
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties acquired during the three months ended March 31, 2015, the adjustment replaces our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to our pro rata share of cash NOI for the full period. For properties disposed of during the three months ended March 31, 2015, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – First Quarter 2015

Reconciliation of Net Income to Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Net income attributable to W. P. Carey	$36,116	$32,272	$27,337	$64,739	$115,478

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization (a)	65,400	61,478	59,524	63,555	53,244
Interest expense (a)	47,949	44,799	46,588	47,826	39,248
Provision for income taxes (a)	1,980	6,172	945	8,340	2,308
EBITDA (b)	151,445	144,721	134,394	184,460	210,278

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments	10,813	10,350	12,642	8,125	10,817
Unrealized losses (gains) on hedging activity (c)	7,425	1,293	4,806	403	(1,179)
Stock-based compensation expense	7,009	8,095	7,979	7,957	6,826
Impairment charges	2,683	16,776	4,225	2,066	—
	27,930	36,514	29,652	18,551	16,464
Adjustments for Non-Core Items (d)
Property acquisition expenses	6,321	3,060	609	224	100
Gain on sale of real estate, net	(1,185)	(5,062)	(259)	(25,582)	(3,176)
Merger expenses (e)	(645)	37	9	915	29,511
Loss on extinguishment of debt	—	—	1,122	721	7,992
Gain on change in control of interests (f)	—	—	—	—	(105,947)
Other (g) (h)	(382)	2,893	(272)	158	662
	4,109	928	1,209	(23,564)	(70,858)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (i)
Add: Pro rata share of adjustments for equity investments	2,001	4,369	1,487	1,725	3,048
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(4,012)	(4,550)	(6,354)	(5,330)	(6,896)
	(2,011)	(181)	(4,867)	(3,605)	(3,848)
Equity Investments in the Managed Programs (j)
Add: Distributions received from equity investments in the Managed Programs	1,580	1,447	1,298	1,245	7,431
Less: Income from equity investments in the Managed Programs	(115)	(333)	(241)	(650)	(470)
	1,465	1,114	1,057	595	6,961

Adjusted EBITDA (b)	$182,938	$183,096	$161,445	$176,437	$158,997
________

(a)	Includes amounts related to discontinued operations.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Comprised of gains and losses on derivatives and gains and losses on foreign currency hedges.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)
Amount for the three months ended March 31, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

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W. P. Carey Inc.
Appendix – First Quarter 2015

(f)
For the three months ended March 31, 2014, represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method. During the three months ended June 30, 2014, we identified certain measurement period adjustments that increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. During the three months ended December 31, 2014, we identified a second measurement period adjustment that impacted the provisional accounting, which increased the fair value of our previously-held interest in shares of CPA®:16 – Global common stock by $1.3 million. We did not record these adjustments during the quarters they were identified, but rather in the three months ended March 31, 2014. Consequently, amounts presented above for gain on change in control of interests and net income for the three months ended March 31, 2014 differ from amounts presented in the first quarter and subsequent periods.

(g)
Other, net for the three months ended December 31, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, and under GAAP was accounted for in purchase accounting.

(h)
Effective prospectively on January 1, 2015, we no longer adjust for realized gains or losses on foreign exchange derivatives. Realized gains (losses) on derivatives were $0.8 million, $0.3 million, $(0.4) million, and $(0.4) million for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, and March 31 2014, respectively.

(i)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items, and non-core items from joint ventures.

(j)	Adjustments to include cash distributions received from the Managed REITs in place of our pro rata share of net income from our ownership in the Managed REITs.

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W. P. Carey Inc.
Appendix – First Quarter 2015

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata (described below) share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses, such as merger and restructuring expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains/losses on foreign exchange derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as (i) they are not the primary drivers in our decision-making process and (ii) excluding these items provides investors with a view of our portfolio performance over time and make it more comparable to other REITs that are currently not engaged in acquisitions, mergers, and restructurings, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as alternatives to cash from operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter’s pro rata cash NOI related to acquisitions purchased during the period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – First Quarter 2015

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments, and unrealized gains and losses from our hedging activity. Additionally, we exclude merger expenses related to the CPA®:16 Merger, which are considered non-core, and gains and losses in real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues, and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly-owned investments, of the assets, liabilities, revenues, and expenses of those investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties. ABR is not applicable to operating properties.

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